As filed with the Securities and Exchange Commission on March 17, 2011
Registration No. 333-156705

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 2 to
FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Ensco plc
(Exact name of registrant as specified in its charter)

England and Wales	98-0635229
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)
6 Chesterfield Gardens
London England W1J 5BQ
+44 (0) 20 7659 4660
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
CARY A. MOOMJIAN, JR.
Vice President, General Counsel and Secretary
Ensco plc
500 North Akard Street
Suite 4300
Dallas, Texas 75201-3331
+1 (214) 397-3000
(Name, address, including zip code, and telephone number, including area code, of agent for service)
With a copy to:
Alan G. Harvey
Baker & McKenzie LLP
2001 Ross Avenue,
Suite 2300
Dallas, Texas 75201
+1 (214) 978-3047
Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☑
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definition of “accelerated filer,” “large accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check One):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if smaller reporting company)

EXPLANATORY NOTE
     The purpose of this Post-Effective Amendment No. 2 to Registration Statement on Form S-3 (File No. 333-156705) is to file certain exhibits to the registration statement.
PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
ITEM 16. Exhibits.

Exhibit
Number	Description
*1.1	Form of Underwriting Agreement.

**1.2	Underwriting Agreement dated March 8, 2011, by and among Ensco plc, Citigroup Global Markets Inc., Deutsche Bank Securities Inc. and Wells Fargo Securities, LLC (incorporated by reference to Exhibit 1.1 to the Current Report on Form 8-K filed by Ensco plc on March 16, 2011).

**4.1	Articles of Association of Ensco International plc (incorporated by reference to Exhibit 99.1 to the Registrant’s Current Report on Form 8-K on December 16, 2009).

**4.2	Certificate of Incorporation on Change of Name (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on April 1, 2010, File No. 1-8097).

**4.3	Deposit Agreement, dated as of September 29, 2009, by and among ENSCO International Limited (now known as Ensco plc), Citibank, N.A., as Depositary, and the holders and beneficial owners of American Depositary Shares issued thereunder (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-4 (File No. 333-162975) filed by Ensco International plc on November 9, 2009).

**4.4	Form of American Depositary Receipt for American Depositary Shares representing Deposited Class A Ordinary Shares of Ensco plc (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed on April 1, 2010, File No. 1-8097).

**4.5	Indenture, dated November 20, 1997, between ENSCO International Incorporated and Bankers Trust Company, as Trustee (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K dated November 24, 1997).

**4.6	First Supplemental Indenture, dated November 20, 1997, between the ENSCO International Incorporated and Bankers Trust Company, as trustee, supplementing the Indenture dated as of November 20, 1997 (incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K dated November 24, 1997).

**4.7	Second Supplemental Indenture dated December 23, 2009, among ENSCO International Incorporated, Ensco International plc and Deutsche Bank Trust Company Americas, as trustee (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K dated December 23, 2009).

**4.8	Form of Debenture (incorporated by reference to Exhibit 4.4 to the Company’s Current Report on Form 8-K dated November 24, 1997).

**4.9	Form of Senior Debt Indenture.

*4.10	Form of Senior Debt Securities.

**4.11	Form of Senior Subordinated Debt Indenture.

*4.12	Form of Senior Subordinated Debt Securities.

Exhibit
Number	Description
**4.13	Form of Subordinated Debt Indenture.

*4.14	Form of Subordinated Debt Securities.

*4.15	Form of Certificate of Designations of Preference Shares.

*4.16	Form of Deposit Agreement.

*4.17	Form of Depositary Agreement.

*4.18	Form of Warrant Agreement.

*4.19	Form of Warrant Certificate.

*4.20	Form of Share Purchase Contract.

*4.21	Form of Unit Agreement.

4.22	Indenture to be dated as of March 17, 2011 by and between Ensco plc and Deutsche Bank Trust Company Americas, as trustee.

4.23	Supplemental Indenture to be dated as of March 17, 2011 by and between Ensco plc and Deutsche Bank Trust Company Americas, as trustee.

4.24	Form of Global Note for 3.250% Senior Notes due 2016 (incorporated by reference to Exhibit A of Exhibit 4.23 hereof).

4.25	Form of Global Note for 4.700% Senior Notes due 2021 (incorporated by reference to Exhibit B of Exhibit 4.23 hereof).

**5.1	Legal Opinion of Baker & McKenzie LLP, London.

**5.2	Legal Opinion of Baker & McKenzie LLP, U.S.

**5.3	Legal Opinion of Baker & McKenzie LLP, U.S. (incorporated by reference to Exhibit 5.1 to the Current Report on Form 8-K filed by Ensco plc on March 16, 2011).

**12.1	Statement regarding computation of ratio of earnings to fixed charges.

**15.1	Letter Regarding Unaudited Interim Financial Information.

**23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm of Ensco plc (incorporated by reference to Exhibit 23.1 to the Annual Report on Form 10-K filed by Ensco plc on February 24, 2011).

**23.2	Consent of KPMG LLP, Independent Registered Public Accounting Firm of Pride International, Inc. (incorporated by reference to Exhibit 23.1 to the Current Report on Form 8-K filed by Ensco plc on March 8, 2011).

**23.3	Consent of Baker & McKenzie LLP, London (included in Exhibit 5.1).

**23.4	Consent of Baker & McKenzie LLP, U.S. (included in Exhibit 5.2).

**23.5	Consent of Baker & McKenzie LLP, U.S. (included in Exhibit 5.3).

*25.1	Form T-1 Statement of Eligibility under Trust Indenture Act of 1939 of Trustee under Senior Debt Indenture.

*25.2	Form T-1 Statement of Eligibility under Trust Indenture Act of 1939 of Trustee under Senior Subordinated Debt Indenture.

*25.3	Form T-1 Statement of Eligibility under Trust Indenture Act of 1939 of Trustee under Subordinated Debt Indenture.

**25.4	Statement of Eligibility of Trustee, Deutsche Bank Trust Company Americas, on Form T-1 (incorporated by reference to Form 305(b)2 filed on March 15, 2011, File No. 333-156705).

*	To be filed either by amendment or as an exhibit to a report filed under the Securities Exchange Act of 1934 and incorporated by reference to this registration statement.

**	Filed previously.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of London, England, United Kingdom, on the 16th day of March, 2011.

ENSCO PLC
By:	/s/ James W. Swent III
James W. Swent III
Senior Vice President and Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 to Registration Statement on Form S-3 (File No. 333-156705) has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
*	Chairman, President and Chief
Daniel W. Rabun	Executive Officer	March 16, 2011

/s/ James W. Swent III	Senior Vice President—Chief
James W. Swent III	Financial Officer	March 16, 2011

*
David A. Armour	Vice President — Finance	March 16, 2011

*
Douglas J. Manko	Controller and Assistant Secretary	March 16, 2011

*
J. Roderick Clark	Director	March 16, 2011

*
C. Christopher Gaut	Director	March 16, 2011

*
Gerald W. Haddock	Director	March 16, 2011

*
Thomas L. Kelly II	Director	March 16, 2011

*
Keith O. Rattie	Director	March 16, 2011

*
Rita M. Rodriguez	Director	March 16, 2011

*
Paul E. Rowsey	Director	March 16, 2011

/s/ Cary A. Moomjian, Jr. Cary A. Moomjian, Jr.	Company Secretary and Authorized Representative in the United States	March 16, 2011

*By:	/s/ James W. Swent III

James W. Swent III, Attorney-in-Fact

INDEX TO EXHIBITS

Exhibit
Number	Description
*1.1	Form of Underwriting Agreement.

**1.2	Underwriting Agreement dated March 8, 2011, by and among Ensco plc, Citigroup Global Markets Inc., Deutsche Bank Securities Inc. and Wells Fargo Securities, LLC (incorporated by reference to Exhibit 1.1 to the Current Report on Form 8-K filed by Ensco plc on March 16, 2011).

**4.1	Articles of Association of Ensco International plc (incorporated by reference to Exhibit 99.1 to the Registrant’s Current Report on Form 8-K on December 16, 2009).

**4.2	Certificate of Incorporation on Change of Name (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on April 1, 2010, File No. 1-8097).

**4.3	Deposit Agreement, dated as of September 29, 2009, by and among ENSCO International Limited (now known as Ensco plc), Citibank, N.A., as Depositary, and the holders and beneficial owners of American Depositary Shares issued thereunder (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-4 (File No. 333-162975) filed by Ensco International plc on November 9, 2009).

**4.4	Form of American Depositary Receipt for American Depositary Shares representing Deposited Class A Ordinary Shares of Ensco plc (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed on April 1, 2010, File No. 1-8097).

**4.5	Indenture, dated November 20, 1997, between ENSCO International Incorporated and Bankers Trust Company, as Trustee (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K dated November 24, 1997).

**4.6	First Supplemental Indenture, dated November 20, 1997, between the ENSCO International Incorporated and Bankers Trust Company, as trustee, supplementing the Indenture dated as of November 20, 1997 (incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K dated November 24, 1997).

**4.7	Second Supplemental Indenture dated December 23, 2009, among ENSCO International Incorporated, Ensco International plc and Deutsche Bank Trust Company Americas, as trustee (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K dated December 23, 2009).

**4.8	Form of Debenture (incorporated by reference to Exhibit 4.4 to the Company’s Current Report on Form 8-K dated November 24, 1997).

**4.9	Form of Senior Debt Indenture.

*4.10	Form of Senior Debt Securities.

**4.11	Form of Senior Subordinated Debt Indenture.

*4.12	Form of Senior Subordinated Debt Securities.

**4.13	Form of Subordinated Debt Indenture.

*4.14	Form of Subordinated Debt Securities.

*4.15	Form of Certificate of Designations of Preference Shares.

*4.16	Form of Deposit Agreement.

Exhibit
Number	Description
*4.17	Form of Depositary Agreement.

*4.18	Form of Warrant Agreement.

*4.19	Form of Warrant Certificate.

*4.20	Form of Share Purchase Contract.

*4.21	Form of Unit Agreement.

4.22	Indenture to be dated as of March 17, 2011 by and between Ensco plc and Deutsche Bank Trust Company Americas, as trustee.

4.23	Supplemental Indenture to be dated as of March 17, 2011 by and between Ensco plc and Deutsche Bank Trust Company Americas, as trustee.

4.24	Form of Global Note for 3.250% Senior Notes due 2016 (incorporated by reference to Exhibit A of Exhibit 4.23 hereof).

4.25	Form of Global Note for 4.700% Senior Notes due 2021 (incorporated by reference to Exhibit B of Exhibit 4.23 hereof).

**5.1	Legal Opinion of Baker & McKenzie LLP, London.

**5.2	Legal Opinion of Baker & McKenzie LLP, U.S.

**5.3	Legal Opinion of Baker & McKenzie LLP, U.S. (incorporated by reference to Exhibit 5.1 to the Current Report on Form 8-K filed by Ensco plc on March 16, 2011).

**12.1	Statement regarding computation of ratio of earnings to fixed charges.

**15.1	Letter Regarding Unaudited Interim Financial Information.

**23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm of Ensco plc (incorporated by reference to Exhibit 23.1 to the Annual Report on Form 10-K filed by Ensco plc on February 24, 2011).

**23.2	Consent of KPMG LLP, Independent Registered Public Accounting Firm of Pride International, Inc. (incorporated by reference to Exhibit 23.1 to the Current Report on Form 8-K filed by Ensco plc on March 8, 2011).

**23.3	Consent of Baker & McKenzie LLP, London (included in Exhibit 5.1).

**23.4	Consent of Baker & McKenzie LLP, U.S. (included in Exhibit 5.2).
**23.5	Consent of Baker & McKenzie LLP, U.S. (included in Exhibit 5.3).

*25.1	Form T-1 Statement of Eligibility under Trust Indenture Act of 1939 of Trustee under Senior Debt Indenture.

*25.2	Form T-1 Statement of Eligibility under Trust Indenture Act of 1939 of Trustee under Senior Subordinated Debt Indenture.

*25.3	Form T-1 Statement of Eligibility under Trust Indenture Act of 1939 of Trustee under Subordinated Debt Indenture.

**25.4	Statement of Eligibility of Trustee, Deutsche Bank Trust Company Americas, on Form T-1 (incorporated by reference to Form 305(b)2 filed on March 15, 2011, File No. 333-156705).

*	To be filed either by amendment or as an exhibit to a report filed under the Securities Exchange Act of 1934 and incorporated by reference to this registration statement.

**	Filed previously.